SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 8, 2009

                        MERIDIAN INTERSTATE BANCORP, INC.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Massachusetts                001-33898                 20-4652200
  ----------------------------   -----------------------      ----------------
(State or Other Jurisdiction)     (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


10 Meridian Street, East Boston, Massachusetts                  02128
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(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:  (617) 567-1500
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02.     Departure  of  Directors   or  Certain   Officers;   Election  of
               Directors;   Appointment   of  Certain   Officers;   Compensatory
               Arrangements of Certain Officers.

     On January 8, 2009, East Boston Savings Bank (the "Bank"), a wholly-owned subsidiary of Meridian Interstate Bancorp, Inc., entered into an employment agreement with Richard J. Gavegnano, its Chairman of the Board of Directors and Chief Executive Officer.

     The employment agreement provides for a two-year term. The term of the employment agreement extends on a daily basis, unless written notice of non-renewal is given by the Board of Directors of the Bank or by Mr. Gavegnano. The employment agreement provides for a base salary of $350,000. In addition, the employment agreement provides for, among other things, participation in the Bank's annual incentive plan and certain employee benefits plans. The employment agreement provides for termination by the Bank for cause, as defined in the agreement, at any time. If the Bank terminates Mr. Gavegnano's employment for a reason other than for cause, or if Mr. Gavegnano resigns from the Bank after a:
(1) material diminution of duties and authority; (2) demotion from his current position; (3) removal from his seat on the board of directors; (4) material reduction in base salary (unless the reduction affects all or substantially all officers); (5) relocation of his principal place of employment by more than 50 miles (10) miles in the event of a change in control); or (6) failure of the Bank to comply with the material terms of the agreement, then Mr. Gavegnano would receive a lump sum severance payment equal to the sum of (i) two times his current annual base salary and (ii) the value of 24 months of health insurance premiums. Upon the termination of Mr. Gavegnano's employment for reasons other than cause, good reason or a change in control (see below), Mr. Gavegnano must adhere to a two year non-competition restriction.

     Under the employment agreement, if within one year following a change in control of the Bank, the Bank terminates Mr. Gavegnano for a reason other than for cause or Mr. Gavegnano voluntarily terminates his employment due to certain events, he would receive a lump sum severance payment equal to 2.99 times his "base amount," less any other "parachute payments" as those terms are defined under Section 280G of the Internal Revenue Code. Generally, an executive's "base amount" equals the average of the taxable compensation paid to him for the five taxable years preceding the year of termination.

     A copy of the Employment Agreement is filed as Exhibit 10 hereto and is incorporated by reference herein. The foregoing summary is qualified in its entirety by the full text of the Employment Agreement.

Item 9.01.     Financial Statements and Exhibits.

       (a) Not Applicable.

       (b) Not Applicable.

       (c) Not Applicable.

       (d) Exhibits.

           Exhibit No.        Description
           -----------        -----------
           10                 Employment Agreement, dated as of January 8, 2009,
                              by and between East Boston Savings Bank and Richard J. Gavegnano




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    MERIDIAN INTERSTATE BANCORP, INC.



DATE: January 12, 2009              By: /s/ Leonard V. Siuda
                                        ----------------------------------------
                                        Leonard V. Siuda
                                        Treasurer and Chief Financial Officer